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EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3) and related Prospectus of JDS Uniphase Corporation for the registration of 325,000 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 2001 with respect to the consolidated financial statements of SDL, Inc. included in JDS Uniphase Corporation's Current Report on Form 8-K/A dated February 13, 2001, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

San Jose, California
November 13, 2001